UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2011

ICEWEB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22900 Shaw Road, Suite 111, Sterling, VA  20166
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  571-287-2405

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On December 6, 2011, IceWEB, Inc., a Delaware corporation (the “Company”), and United Strategies, Inc., a Delaware corporation (“USI”), entered into a Termination Agreement (the “Termination Agreement”), pursuant to which the Company and USI mutually agreed to terminate the Definitive Merger Agreement dated March 4, 2011 (the “Merger Agreement”).

Pursuant to the Termination Agreement, the Company and USI agreed, among other things, that (i) the Merger Agreement is terminated with immediate effect, (ii) the Company and USI have no further rights or obligations, other than as provided for in the Termination Agreement, towards each other under or in relation to the Merger Agreement.

A description of the terms of the Purchase Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by the Company on March 4, 2011 and to the extent required by Item 1.02 of Form 8-K, the description of the Purchase Agreement is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.
The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.2 Termination Agreement dated as of December 6, 2011 by and between United Strategies, Inc, and IceWEB, Inc..

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICEWEB, INC.

Date: December 8, 2011	By:	/s/ John R. Signorello
John R. Signorello,
Chief Executive Officer